UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2020

EMARINE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49933	95-4886472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4th Floor, 273-30, Gaejwa-ro

Geumjeong-gu, Busan, 46257 Republic of Korea

(Address of principal executive offices) (zip code)

+82-70-7204-9352

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On October 6, 2020, e-Marine Co., Ltd (KR), a Korean corporation and subsidiary of eMarine Global Inc., pursuant to Sections 305, 306 and 549 of the Debtor Rehabilitation and Bankruptcy Act, filed for bankruptcy with, and was declared bankrupt by, the Seoul Bankruptcy Court. e-Marine Co., Ltd (KR) has experienced a shortage of business opportunities in the South Korea maritime field, notably government-ordered projects, due to the novel coronavirus (COVID-19) pandemic. Accordingly, e-Marine Co., Ltd (KR) has discontinued operations and has been deemed incapable of repaying its outstanding debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMARINE GLOBAL INC.

Dated: October 9, 2020	By:	/s/ Ung Gyu Kim
	Name:	Ung Gyu Kim
	Title:	Chief Executive Officer